UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                  September 28, 2004
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                       Avalon Correctional Services, Inc.
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             (Exact name of Registrant as specified in its Charter)


         Nevada                        0-20307                       13-3592263
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(State or other jurisdiction      (Commission File No.)           (IRS Employer
of incorporation)                                           Identification No.)


                  13401 Railway Drive, Oklahoma City, OK 73114
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               (Address of principal executive offices) (Zip Code)

                                  405-752-8802
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              (Registrant's telephone number, including area code)









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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 7.01.  Regulation FD Disclosure.

     Avalon Correctional Services, Inc., (the "Company") announces that on September 28, 2004, the Company entered into a Credit Agreement with Bank of America, N.A. Under the terms of this Credit Agreement, Bank of America has provided to the Company a $1 million revolving credit facility and a $4.5 million term loan credit facility. The credit facilities will bear interest at a 30 day LIBOR rate plus 250 basis points. The revolving credit facility matures in two years, with interest to be paid monthly, and the principal paid at maturity. The term loan credit facility matures in three years, with level monthly principal and interest payments based upon a fifteen year amortization schedule. The Bank of America credit facilites are secured by a mortgage on one Company facility in Oklahoma City, Oklahoma, and a lien on Company receivables and other non-real property Company assets (except for receivables and other assets attributable to the Company's Colorado operations).

     The proceeds of the term loan credit facility, together with other Company funds, will be used to pay off remaining debt owed by the Company to Fleet Capital Corporation. The revolving credit facility will be used for working capital needs of the Company.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               AVALON CORRECTIONAL SERVICES, INC.

                               s// Donald E.  Smith
                               DONALD E. SMITH
                               Chairman of the Board and Chief Executive Officer

                               Dated:   September 28, 2004

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